Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113414 on Form S-3 of our report dated February 27, 2006 relating to the consolidated financial statements and financial statement schedule of Wisconsin Electric Power Company and subsidiary, appearing in this Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Milwaukee, Wisconsin
February 27, 2006